Exhibit 10.4(c)(c)

SEVENTH AMENDMENT TO LOAN AND SECURITY AGREEMENT

THIS SEVENTH AMENDMENT TO LOAN AND SECURITY AGREEMENT (hereinafter referred to as this “Amendment”) is made and entered into as of March 1, 2009, by and between INNOTRAC CORPORATION, a Georgia corporation (“Borrower”), and WACHOVIA BANK, NATIONAL ASSOCIATION (“Bank”).

BACKGROUND STATEMENT

A.    Borrower and Bank are parties to the Third Amended and Restated Loan and Security Agreement, dated March 28, 2006, as amended by the First Amendment Agreement, dated as of July 24, 2006, the Waiver and Amendment Agreement, dated as of November 14, 2006, the Second Waiver and Amendment Agreement, dated as of April 16, 2007, the Fourth Amendment Agreement, dated as of June 29, 2007, the Fifth Amendment to Loan and Security Agreement, dated as of September 28, 2007, and the Sixth Amendment to Loan and Security Agreement, dated as of October 22, 2008 (as the same now exists and may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced, the “Loan Agreement”) and the other agreements, documents and instruments referred to therein or any time executed and/or delivered in connection therewith or related thereto, including this Amendment (all of the foregoing, together with the Loan Agreement, as the same now exist or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced, being collectively referred to herein as the “Loan Documents”).

B.    Borrower has requested that the Bank amend certain provisions of the Loan Agreement as hereinafter set forth, and the Bank has agreed to make such amendments, subject to the terms and conditions set forth below.

AGREEMENT

NOW, THEREFORE, in consideration of the premises and covenants set forth herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Borrower and Bank agree as follows:

1.    Definitions.

(a)    Amendment to Definition of Termination Date. The definition of “Termination Date” set forth in the Loan Agreement is hereby amended by deleting such definition in its entirety and replacing it with the following:

“ ‘Termination Date’ means the earliest of (i) March 31, 2009, (ii) the date on which Borrower terminates this Agreement and the credit facilities provided hereunder pursuant to Section 2.13 hereof, and (iii) the date on which Bank terminates its obligation to make Loans and other extensions of credit to Borrower pursuant to Section 8.2(a) hereof.”

(b)    Interpretation.  Capitalized terms used herein, unless otherwise defined, shall have the meanings ascribed to them in the Loan Agreement.

2.    Conditions Precedent.  This Amendment shall become effective only upon the satisfaction of each of the following conditions precedent, in a manner satisfactory to Bank:

(a)    Borrower shall have reimbursed Bank for all of Bank’s outstanding legal fees and expenses incurred in connection with this Amendment in immediately available funds;

(b)    Bank shall have received, in form and substance satisfactory to Bank, all consents, waivers, acknowledgments and other agreements from third persons which Bank may reasonably deem necessary or desirable in order to permit, protect and perfect its security interests in and liens upon the Collateral or to effectuate the provisions or purposes of this Amendment and the other Loan Documents; and

(c)    Bank shall have received this Amendment, duly authorized, executed and delivered by Borrower and Obligor.

3.    Representations and Warranties.  Borrower hereby represents and warrants to Bank as follows, which representations and warranties are continuing and shall survive the execution and delivery hereof, and the truth and accuracy of, or compliance with each, together with the representations, warranties and covenants in the other Loan Documents, being a continuing condition of the making of Loans by Bank to Borrower:

(a)    as of the date of this Amendment and after giving effect hereto, no Default or Event of Default exists under the Loan Documents;

(b)    the representations and warranties of Borrower contained in the Loan Documents were true and correct in all material respects when made and continue to be true and correct in all material respects on the date hereof;

(c)    the execution, delivery, and performance by Borrower of this Amendment and the consummation of the transactions contemplated hereby are within the corporate power and authority of Borrower and have been duly authorized by all necessary corporate action on the part of Borrower, do not require any governmental approvals, do not violate any provisions of any applicable law or any provision of the organizational documents of Borrower, and do not result in a breach of or constitute a default under any agreement or instrument to which Borrower are parties or by which they or any of their properties are bound;

(d)    this Amendment constitutes the legal, valid, and binding obligation of Borrower, enforceable against Borrower in accordance with its terms (subject to bankruptcy, insolvency, reorganization, arrangement moratorium or other similar laws relating to or affecting the rights of creditors generally and general principles of equity); and

(e)    Borrower has freely and voluntarily agreed to the releases and undertakings set forth in this Amendment.

4.    Acknowledgments and Stipulations.  Borrower hereby acknowledges, stipulates, and agrees: (a) that (i) the total outstanding principal balance of the Revolver Loans on the date of this Amendment is due and owing, in accordance with the terms of the Loan Agreement and the Revolver Note, without any defense, counterclaim, deduction, recoupment or offset and (ii) to the extent that Borrower has any defense, counterclaim, deduction, recoupment or offset with respect to the payment by the Borrower of the Obligations or the payment or performance of Borrower of its obligations under the terms of any Loan Agreement to which it is a party, the same is hereby waived; and (b) the Loan Documents executed by Borrower are legal, valid, and binding obligations enforceable against Borrower in accordance with their respective terms (subject to bankruptcy, insolvency, reorganization, arrangement, moratorium, or other similar laws relating to or affecting the rights of creditors generally and general principles of equity).

5.     No Novation.  This Amendment is not intended to be, nor shall it be construed to create, a novation or accord and satisfaction, and the Loan Agreement and the other Loan Documents are hereby ratified and affirmed and remain in full force and effect.  Notwithstanding any prior mutual temporary disregard of any of the terms of any of the Loan Documents, the parties agree that the terms of each of the Loan Documents shall be strictly adhered to on and after the date hereof, except as expressly modified by this Amendment.

6.     Release.  To induce the Bank to enter into this Amendment, Borrower hereby releases, acquits, and forever discharges Bank and its respective officers, directors, attorneys, agents, employees, successors, and assigns, from all liabilities, claims, demands, actions, or causes of action of any kind (if there be any), whether absolute or contingent, due or to become due, disputed or undisputed, liquidated or unliquidated, at law or in equity, or known or unknown, that any one or more of them now have or, prior to the date hereof, ever have had against Bank, whether arising under or in connection with any of the Loan Documents or otherwise, and Borrower covenants not to sue at law or at equity Bank with respect to any of the foregoing liabilities, claims, demands, actions, or causes of action (if there be any).  Borrower hereby acknowledges and agrees that the execution of this Amendment by Bank shall not constitute an acknowledgment of or admission by Bank of the existence of any claims or of liability for any matter or precedent upon which any claim or liability may be asserted.  Borrower further acknowledges and agrees that, to the extent any such claims may exist, they are of a speculative nature so as to be incapable of objective valuation and that, in any event, the value to Borrower of the agreements of Bank contained in this Amendment and any other documents executed and delivered in connection with this Amendment substantially and materially exceeds any and all value of any kind or nature whatsoever of any such claims. Borrower further acknowledges and agrees Bank is in no way responsible or liable for the previous, current or future condition or deterioration of the business operations and/or financial condition of Borrower and that Bank has not breached any agreement or commitment to loan money or otherwise make financial accommodations available to Borrower or to fund any operations of Borrower at any time.  Borrower represents and warrants to Bank that Borrower has not transferred or assigned to any Person any claim, demand, action or cause of action that Borrower has or ever had against Bank.

7.     Miscellaneous.  This Amendment constitutes the entire understanding of the parties with respect to the subject matter hereof; shall be governed by and construed in accordance with the internal laws of the State of Georgia; shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; and may be executed and then delivered via facsimile transmission, via the sending of .pdf or other copies thereof via email and in one or more counterparts, each of which shall be an original but all of which taken together shall constitute one and the same instrument.  A default by Borrower under this Amendment shall constitute an Event of Default under the Loan Agreement and the other Loan Documents.

[signatures set forth on the next page]

IN WITNESS WHEREOF, this Amendment has been duly executed by Borrower and Bank as of the day and year first above written.

BORROWER:

INNOTRAC CORPORATION

By:	/s/ Scott D. Dorfman
Name:	Scott D. Dorfman
Title:	President

BANK:

WACHOVIA BANK, NATIONAL ASSOCIATION

By:	/s/ Jeanette Childress
Name:	Jeanette Childress
Title:	Director

CONSENT AND REAFFIRMATION OF OBLIGOR

The undersigned (i) acknowledges receipt of the foregoing Amendment (the “Amendment”), (ii) consents to the execution and delivery of the Amendment by the parties thereto and (iii) reaffirms all of his obligations under the Security Agreement dated as of April 16, 2007, as heretofore amended, executed by him in favor of the Bank, and agrees that none of such obligations shall be affected by the execution and delivery of the Amendment.

/s/ Scott D. Dorfman
Scott D. Dorfman

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